UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): June 18, 2012


                               CEL-SCI CORPORATION
                    ---------------------------------------
             (Exact name of Registrant as specified in its charter)



      Colorado                       01-11889                  84-0916344
----------------------------     --------------------    ---------------------
(State or other jurisdiction    (Commission File No.)    (IRS Employer
of incorporation)                                        Identification No.)


                         8229 Boone Boulevard, Suite 802
                             Vienna, Virginia 22182
              ----------------------------------------------------
          (Address of principal executive offices, including Zip Code)



      Registrant's telephone number, including area code: (703) 506-9460
                                                          --------------


                                       N/A
                        -------------------------------
          (Former name or former address if changed since last report)



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Item 1.01   Entry Into a Material Definitive Agreement

     On June 18, 2012 CEL-SCI Corporation sold 16,000,000 shares of its common stock for $5,600,000, or $0.35 per share, in a registered direct offering. The investors in this offering also received Series Q warrants which entitle the investors to purchase up to 12,000,000 shares of CEL-SCI's common stock. The Series Q warrants may be exercised at any time on or after December 22, 2012 and on or before December 22, 2015 at a price of $0.50 per share.

     CEL-SCI has agreed to pay Chardan Capital Markets, LLC, the placement agent for this offering, a cash commission of $448,000.

     CEL-SCI has filed with the Securities and Exchange Commission a prospectus supplement to its shelf Registration Statement on Form S-3 registering the shares of common stock and warrants sold in this offering.

     The transaction closed on June 21, 2012. CEL-SCI received approximately $5,130,000 from the sale of the securities described above, after deductions for the placement agent's commissions and offering expenses.

Item 9.01 Financial Statements and Exhibits

      Exhibit Number          Description
      --------------          -----------

         5                    Opinion of Counsel

         10(gg) Securities Purchase Agreement and the form of the Series Q warrant, which is an exhibit to the Securities Purchase Agreement.

         10(hh)               Placement Agent Agreement

         23(a)                Consent of Attorneys



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  June 21, 2012                CEL-SCI CORPORATION



                                    By: /s/ Geert R. Kersten
                                        ----------------------------------
                                        Geert R. Kersten, Chief Executive
                                        Officer


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